ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090401

Filed in the office of	Document Number 20140724092-51
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/20/2014 11:52 AM
	Entity Number E0285182010-9

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

   Amazonica Corp

2. Description of the original document for which correction is being made:

   Certificate of Amendment to Articles of Incorporation for Nevada Profit Organizations

3. Filing date of the original document for which correction is being made: October 9th, 2014

4. Description of the inaccuracy or defect:

   The text of the amendment stated "The Corporation is authorized to issue up to 75,000,000 shares of common stock, par value .0001"

5. Correction of the inaccuracy or defect:

   The amended text should have stated "The Corporation is authorized to issue up to 1,500,000,000 shares of common stock, par value .0001"

6. Signature:

X ______________________ C.E.O

Authorized Signature **Title *** **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.